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                                                                    EXHIBIT 10.3

                                 CONFIDENTIAL
                                 ------------

                                                                  EXECUTION COPY

                              EMPLOYMENT AGREEMENT
                              --------------------

     This EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into on January 25, 1995, by and between Cotag International Limited, a company organized under the laws of England (the "Company"), and Stuart Evans ("Employee").

                                    Recitals
                                    --------


     A. Employee has been employed by the Company (or its subsidiary, Tag Radionics Limited) since January 1, 1983 and as Chairman and Chief Executive of the Company since April 28, 1987, and has accumulated experience and knowledge of value to the Company.

     B. The Company desires to provide for the continued employment of Employee in such a manner as will reinforce and encourage the Employee's highest attention and dedication to the Company.

     C. Employee is willing to continue to serve the Company on the terms and conditions provided herein.

                              Terms and Conditions
                              --------------------

     In consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Employment.  The Company shall continue to employ Employee, and
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Employee shall continue to serve the Company, on the terms and conditions set forth herein.

     2.  Term.  Subject to the terms and conditions herein, the employment of
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Employee by the Company as provided in Section 1 will be for a term commencing on the date hereof and expiring on the close of business on January 31, 1997 (the "Primary Term"). Thereafter this Agreement may be terminated by either the Company or the Employee upon twelve months written notice of termination which may be given at any time, but not to expire before the expiring of the Primary Term.

     3.  Position and Duties.  The Company shall engage Employee, and Employee
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shall serve, as Chairman and Chief Executive of the Company with such duties as may be assigned to him from time to time by the President and Chief Executive Officer of Amtech Corporation, the Company's parent corporation organized under the laws of the State of Texas, (hereinafter referred to as the "Amtech CEO"). Employee shall devote

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substantially all his working time and efforts to the business and affairs of the Company and to the Employee's responsibilities as Vice President-Europe of Amtech Systems Corporation, a corporation organized under the laws of the State of Delaware. The location of Employee's principal employment shall be Mercers Row, Cambridge CB5 8EX.

     4.  Compensation.  During the term of Employee's employment hereunder, the
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Company shall pay Employee for his services a base salary of not less than
(Pounds)95,000 per annum (the "Base Salary"), payable monthly in arrears on the last Friday of every month. The Base Salary includes any amounts that the Employee may request that the Company contribute to a defined contribution
pension scheme on the Employee's behalf.   The Amtech CEO shall review the Base
Salary of Employee once a year and if he, in his sole and complete discretion, deems an adjustment in the Base Salary is appropriate for any reason whatsoever (including, but not limited to, a change of Employee's duties), the adjustment will be effective on the date designated by the Amtech CEO and be evidenced by appropriate entries on the payroll records of the Company. All applicable taxes on the Base Salary will be withheld in accordance with applicable taxation guidelines.

     During the Primary Term, the Employee will receive on such dates a minimum increase equal to the increase in the United Kingdom retail price index for the twelve months ended on February 1, 1996 and February 1, 1997.

     The Employee will have the opportunity to receive on an annual basis an amount equal to between 25% to 30% of the Base Salary in a bonus (the "Bonus Opportunity"). For 1995, 1/3 of the Bonus Opportunity is based upon the Company's financial performance, as set forth in a bonus plan similar to a bonus plan applicable to the executive management team at Amtech Corporation, the parent corporation of the Company ("Amtech"), 1/3 of the Bonus Opportunity is based upon the financial performance of Amtech, as set forth in a bonus plan applicable to the executive management team at Amtech, while 1/3 of the Bonus Opportunity is based upon individual performance as determined by the Amtech CEO.

     5.  Working Hours and Vacation.  The Employee's normal hours are 37.5 hours
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per week, excluding lunch break during the hours of 9:00 a.m. through 5:30 p.m.,
Monday through Friday.

     In addition to public holidays when the Company is closed, the Employee is entitled, without loss of remuneration, to twenty-five vacation days in each calendar year, of which up to ten accrued and unused vacation days may be carried into the next calendar year. Vacation days may be taken in advance of entitlement to such days; provided, however, if the Employee leaves employment of the Company for any reason and the Employee has taken a number of vacation days in excess of the number accrued to that date, then the Employee shall reimburse

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the Company any remuneration paid on account of the excess vacation days.

     6.  Absence Due to Illness.  During any period of absence from work due to
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physical or mental illness or accident, the Employee is required to produce a proper certificate so as to continue to be entitled to the Base Salary. In the event of absence from work due to physical or mental illness or accident for a period of four or more consecutive days, the Employee is required to provide the Company with a statement signed by the Employee under the self certification procedure of the Statutory Sick Pay Scheme stating the cause of incapacity. Where the Employee's absence due to physical or mental illness or accident exceeds six or more consecutive days, the Employee will cause to be produced to the Company a certificate signed by a qualified medical examiner.

     The Company shall set off against the Employee's remuneration all Statutory Sick Pay payments made by the Company in accordance with the Statutory Sick Pay Scheme.

     7.  Life Assurance.  The Company will maintain at its own expense a life
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assurance policy (the "Policy") in favor of the Employee's dependents or beneficiaries in the event of the Employee's death during the term of this Agreement. The benefit payable under the Policy will be a lump sum of four times the Base Salary on the date of death of the Employee.

     8.  Expenses and Services.  During the term of Employee's employment
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hereunder, Employee will be required to travel both domestically and internationally and shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Employee by reason of his employment, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company and in effect when the expenses are incurred. The Company shall furnish Employee with office space, secretarial assistance, office supplies, office equipment and such other facilities and services as are suitable to Employee's position and adequate for the performance of his duties.

     9.  Transportation.  The Company will provide the Employee with a Jaguar
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XJ6 Sovereign motor car (the "Company Vehicle"), or its substantial equivalent.
The Company agrees to pay for the licensing, insurance, repair and servicing of the Company Vehicle and for the cost of all petrol and oil. The Employee, with his permission, and members of his immediate family may use the Company Vehicle for private purposes when the Employee is not engaged in transacting business on behalf of the Company.

     10.  Confidential Information.  Employee recognizes and acknowledges that
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Employee will have access to confidential information of the Company and its
Affiliates including, without limitation, customer information, lists of suppliers and costs, information concerning the business and operations of the

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Company, and its Affiliates and proprietary data, information, concepts and ideas (whether or not patentable or copyrightable) relating to the business of the Company, or its Affiliates, as applicable. Employee agrees not to disclose such confidential information, except as may be necessary in the performance of Employee's duties, to any Person, nor use such confidential information in any way, unless Employee has received the written consent of the Company or its Affiliates as applicable, or unless such confidential information becomes public knowledge through no wrongful act of Employee. Upon termination of Employee's employment for any reason, Employee shall promptly deliver to the Company all drawings, manuals, letters, notebooks, customer lists, documents, records, equipment, files, computer disks or tapes, reports or any other materials relating to the business of the Company or its Affiliates,(and all copies) which are in Employee's possession or under Employee's control excluding documents in the possession of Employee (as a direct result of Employee being a signatory to such documents) relating to the purchase by Amtech of the Employee's shares in the Company. Additionally, the parties hereby acknowledge that Employee has previously executed an Assignment of Inventions and Confidential Information Agreement dated January 25, 1995.

     11.  Rights under Certain Plans.  Each of the Employee and the Employee's
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spouse and children is entitled to participate in the Company's medical insurance scheme, as operated from time to time, the cost of which will be paid for by the Company. In addition, the Company will maintain at its cost a disability insurance policy for the benefit of the Employee.

     12.  Early Termination.  Employee's employment hereunder may be terminated
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without any breach of this Agreement only under the following circumstances:

          (A) Employee's employment hereunder will terminate upon Employee's death;

          (B) If, as a result of Employee's incapacity due to physical or mental illness, Employee shall have been absent from his duties or is unable to perform his full duties hereunder for a total of 180 days during any 12 month period, and within 30 days after written notice of termination is given (which may occur before or after the end of such 180 day period) shall not have returned to the performance of his full duties hereunder on a full-time basis, the Company may terminate Employee's employment hereunder.

          (C) The Company may terminate Employee's employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate Employee's employment hereunder upon (1) the willful and continued failure by Employee to substantially perform his duties hereunder (other than any such failure resulting from Employee's incapacity due to physical or mental illness),

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     after written demand for substantial performance is delivered by the
     Company that specifically identifies the manner in which the Company believes Employee has not substantially performed his duties; or (2) the willful engaging by Employee in misconduct that is materially injurious to the Company; or (3) the conviction of Employee of any indictable offense or crime of moral turpitude. For purposes of this subsection (C), no act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Cause without (a) reasonable written notice to Employee, setting forth the reasons for the Company's intention to terminate for Cause; (b) an opportunity for Employee, together with his counsel, to be heard before the Board (or an authorized representative thereof); and (c) delivery to Employee of a written Notice of Termination as defined in subsection (D) hereof from the Board finding that, in the good faith opinion of the Board, Employee was guilty of conduct set forth above in clause (1), (2) or (3) of this subsection (C), and specifying the particulars thereof in detail.

          (D) Any termination of Employee's employment by the Company (other than termination pursuant to subsection (A) above) shall be communicated by written Notice of Termination to the Employee. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated.

          (E) "Date of Termination" shall mean (1) if Employee's employment is terminated by Employee's death, the date of Employee's death; and (2) if Employee's employment is terminated for any other reason, the date specified in the Notice of Termination.

     13.  Compensation upon Termination.  Upon termination of Employee's
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employment under Paragraph 12 hereof, the Company shall pay to Employee the monthly Base Salary earned through the Date of Termination at the rate then in effect, any invoiced and unpaid expenses payable under Section 8 hereof and an amount equivalent to the Employee's accrued and unused vacations days to the Date of Termination. The Company shall have no further obligations to Employee under this Agreement.

     14.  Noncompetition and Nonsolicitation.   Employee agrees and covenants:
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          (A) That Employee will not compete directly or indirectly with the
     Company (which term, for purposes of this Section 14, shall mean the Company and its subsidiaries) in the Designated Geographical Area in any business or businesses conducted by the Company during the term provided for in Section 2 and for a period of six months after Employee ceases to be employed by the Company. For purposes of this Agreement, "Competition" shall include, without limitation, any engagement in any business whether as proprietor, partner, joint venturer, employee, agent, officer or holder of more than five percent (5%) of any class of equity ownership of a business enterprise, which is competitive with any business or businesses conducted by the Company;

          (B) That the Employee will not furnish advice to, solicit or do business of a like nature to that done by the Company and with any past or current customer of the Company during term provided for in Section 2 and for a period of twelve months after the Employee ceases to be employed by the Company.

          (C) That the Employee will not hire away on any basis any person who is an employee of the Company during the term provided for in Section 2 and for a period of twelve months after the Employee ceases to be employed by the Company.

          (D) For purposes of this Section 13, "Designated Geographical Area" shall mean and includes the United Kingdom and any foreign jurisdiction in which the Company has conducted or is actively conducting business, directly or indirectly, at the time Employee ceases to be employed by the Company; and

          (E) The non-competition and non-solicitation covenants of Employee contained in this Section 14 shall be construed as agreements independent of any other provision of this Agreement and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the non-competition and non-solicitation covenants.

     15.  Affiliate Defined.  The term "Affiliate" as used in this Agreement
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means any individual, corporation, unincorporated organization, trust or other form of entity controlling, controlled by or under common control with the Company. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such individual, corporation, unincorporated organization, trust or other form of entity, whether through the ownership of voting securities or otherwise.

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     16.  Waiver.  No waiver of any provision of this Agreement shall be deemed,
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or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement. No waiver shall be binding unless executed in writing by the party making the waiver.

     17.  Limitation of Rights.  Nothing in this Agreement, except as
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specifically stated herein, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective permitted successors and assigns and other legal representatives, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

     18.  Remedies.  Employee hereby agrees that a violation of the provisions
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of Section 10 or 14 or any agreement referred to in Section 14 would cause irreparable injury to the Company for which it would have no adequate remedy at law. Accordingly, in the event of any such violation, the Company shall be entitled to preliminary and other injunctive relief. Any such injunctive relief shall be in addition to any other remedies to which the Company may be entitled at law or in equity, or otherwise.

     19.  Notice.  Any consent, notice, demand or other communication (including
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any payment hereunder) required or permitted hereby must be in writing to be effective and shall be deemed to have been received on the date delivered, if personally delivered, on the date transmitted, if transmitted by telecopy with receipt appropriately confirmed, or ten days following the date the same is deposited in the mail, postage prepaid, certified return receipt requested, addressed to the applicable party at the address for such party set forth below or at such other address as such party may designate by like notice:

                         The Company:

                         Amtech Corporation
                         Dominion Plaza
                         17304 Preston Road, E-100
                         Dallas, Texas  75252
                         Attn:  General Counsel

                         Employee:

                         Mr. Stuart M. Evans
                         3 Wordsworth Grove
                         Newham
                         Cambridge CB3 9HH

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     20.  Inconsistent Obligations.  Employee represents and warrants that
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Employee has not previously assumed any obligations inconsistent with those of this Agreement. The Employee's employment hereunder is not subject to any agreement between the Company and any trade union.

     21.  Entirety and Amendments.  This instrument and the instruments referred
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to herein embody the entire agreement between the parties relating to the subject matters hereof, supersede all prior agreements and understandings relating to the subject matter hereof, and may be amended only by an instrument in writing executed by all parties, and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

     22.  Successors and Assigns.  This Agreement will be binding upon and inure
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to the benefit of the parties hereto and any successors in interest to the
Company but neither this Agreement nor any rights hereunder may be assigned by the Company or the Employee except in the case of the death of Employee.

     23.  Governing Law. The construction, validity and performance of this
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Agreement shall be governed by English law which shall be the applicable law in all respects. The parties irrevocably agree that, for the exclusive benefit of the Company and the Employee, the courts of England shall have exclusive jurisdiction in respect of any dispute, suit, action or proceedings that may arise out of or in connection with this Agreement.

     24.  Cumulative Remedies.  No remedy herein conferred upon any party is
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intended to be exclusive of any other benefits or remedy, and each and every such remedy shall be cumulative and shall be in addition to every other benefit or remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other exercise or further exercise thereof.

     25.  Multiple Counterparts.  This Agreement may be executed in a number of
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identical counterparts, each of which constitute collectively, one agreement;
but in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

     26.  Descriptive Headings.  The headings, captions and arrangements used in
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this Agreement are for convenience only and shall not be deemed to limit, amplify, or modify the terms of this Agreement, nor affect the meaning hereof.

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                                   Signatures
                                   ----------

     To evidence the binding effect of the covenants and agreements described above, the parties hereto have executed this Agreement effective as of the date first above written.

                                   THE COMPANY:

                                   Cotag International Limited


                                   By:     /s/G. Russell Mortenson
                                        ---------------------------------------
                                              G. Russell Mortenson


                                   EMPLOYEE:


                                           /s/Stuart M. Evans
                                        ---------------------------------------

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